Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                   Exhibit 21




                      SUBSIDIARIES OF HURCO COMPANIES, INC.


                                                    Jurisdiction

Name                                                of Incorporation

Autocon Technologies, Inc.                          Indiana

IMS Technologies, Inc.                              Virginia

Hurco GmbH                                          Federal Republic of Germany

Hurco S.A.R.L.                                      France

Hurco Europe Limited                                United Kingdom

Hurco (S.E. Asia) Pte Ltd.                          Singapore